UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 15, 2020

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4400 West 78th Street - Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(c) Appointment of Ty R. Silberhorn as Chief Executive Officer; Compensation Arrangements with Mr. Silberhorn

On December 15, 2020, following the election by the Board of Directors (the “Board”) of Apogee Enterprises, Inc. (the “Company”) of Ty R. Silberhorn to succeed Joseph F. Puishys as the Company’s Chief Executive Officer (the “CEO”), the Company and Mr. Silberhorn entered into an Employment Agreement (the “Employment Agreement”). The Employment Agreement is effective as of January 4, 2021, the date on which Mr. Silberhorn will become the CEO (the “Commencement Date”).

Mr. Silberhorn, 53, served for over twenty years in various roles for 3M Company, a diversified global manufacturer, technology innovator and marketer of a wide variety of products and services. Most recently, Mr. Silberhorn served as Senior Vice President for Transformation, Technology and Services. Prior to this position, he held several business unit leadership roles, serving as Vice President and General Manager for divisions within three of 3M’s business groups, including Safety & Industrial, Transportation & Electronics, and Consumer.

The Employment Agreement has a three-year term, ending on January 4, 2024 (the “Term”). Pursuant to the Employment Agreement, Mr. Silberhorn is entitled to:

•	base salary, initially in the amount of $800,000 per year;

•	the Signing Bonus described below;

•

participate in the Company’s annual incentive plan beginning in fiscal 2022 (i.e., the fiscal year commencing on February 28, 2021), pursuant to which Mr. Silberhorn’s target incentive bonus shall be an amount equal to 100% of his annual base salary for that fiscal year. The actual award could be between 0% and 200% of the target incentive bonus, depending on achievement of certain performance goals to be approved by the Board or the Compensation Committee of the Board in the first quarter of fiscal 2022;

•	participate in the health and welfare benefit programs offered generally by the Company to its executive officers;

•

shares of time-based restricted stock of the Company that vest in equal annual increments over a three-year period, to be awarded with respect to fiscal 2022 performance, the target value of which shall be $800,000 and the actual award of which could be between 0% and 200% of the target award value, depending on achievement of certain business objectives for fiscal 2022, to be approved by the Board or the Compensation Committee of the Board in the first quarter of fiscal 2022; and

•

a performance award to be awarded with respect to the 2022-2024 fiscal year performance cycle, the target value of which shall be $1,200,000 and the actual value of the shares to be awarded pursuant to which could be between 0% and 200% of the target award value, depending on the achievement of certain business objectives over the three-year period, to be approved by the Board or the Compensation Committee of the Board in the first quarter of fiscal 2022.

In connection with Mr. Silberhorn’s commencement of employment with the Company, and to replace forfeited compensation earned by Mr. Silberhorn at his previous employer, the Employment Agreement provides that Mr. Silberhorn shall receive the following (collectively, the “Signing Bonus”):

•

shares of time-based restricted stock of the Company valued at $1,400,000, which will vest in two increments over a five-year period, with the first increment of $500,000 vesting on the second anniversary of the Commencement Date, and the second increment of $900,000 vesting on the fifth anniversary of the Commencement Date (the “Retention Grant”); and

•

a cash bonus in the amount of $300,000, of which $200,000 shall be payable to Mr. Silberhorn on the first Company payroll date after the Commencement Date, and of which $100,000 shall be payable to Mr. Silberhorn on the first Company payroll date after the first anniversary of the Commencement Date.

The Retention Grant, which will be granted as of the Commencement Date, is being made as an “inducement grant” pursuant to NASDAQ Stock Market Listing Rule 5635(c)(4), such that the shares of the Company’s common stock issuable pursuant to such grant shall not be deducted from shares authorized under the Company’s 2019 Stock Incentive Plan previously approved by the Company’s shareholders. A copy of the form of restricted stock award agreement for the Retention Grant is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The Employment Agreement provides that, if Mr. Silberhorn’s employment is terminated during the Term by the Company without “Cause” (as defined in the Employment Agreement) or by him for “Good Reason” (as defined in the Employment Agreement), and Mr. Silberhorn executes a written release substantially in the form attached as an exhibit to the Employment Agreement, Mr. Silberhorn shall be entitled to:

•	severance equal in amount to one year of Mr. Silberhorn’s then-current annual base salary;

•

continued medical and dental insurance coverage, at the Company’s cost, for Mr. Silberhorn and his eligible dependents on the same basis as in effect at the date of his termination, for the earlier to occur of a period of 12 months from the date of his termination and the date on which Mr. Silberhorn becomes eligible for benefits from his successor employer;

•	automatic acceleration of any unvested shares of the Retention Grant; and

•	any previously earned but unpaid amounts to which he was entitled as of the date of termination.

The Employment Agreement and Retention Grant agreement further provide that, if Mr. Silberhorn’s employment is terminated during the Term because Mr. Silberhorn dies or becomes “Totally Disabled” (as defined in the Employment Agreement), Mr. Silberhorn or his spouse or estate, as the case may be, shall be entitled to:

•	any amounts due to Mr. Silberhorn for base salary through the date of termination;

•

any other unpaid amounts to which Mr. Silberhorn is entitled as of the date of termination, including any amounts that Mr. Silberhorn is entitled to under any benefit plan of the Company in accordance with the terms of such plan; and

•	automatic acceleration of any unvested shares of the Retention Grant.

The Employment Agreement prohibits Mr. Silberhorn from engaging in any business activities that are competitive with any of the businesses conducted by the Company or its affiliates during his employment with the Company and for a period of two years after termination of his employment. In addition, pursuant to the Employment Agreement, for a period of two years after termination of his employment, Mr. Silberhorn shall not: (1) hire or attempt to hire any employee of the Company or any of its affiliates, attempt to influence any such person to terminate employment with the Company or its affiliate or induce or attempt to induce any employee of the Company or its affiliate to work for, render services to, provide advice to, or supply confidential business information or trade secrets of the Company or its affiliates to any third person, firm or corporation or (2) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company or any its affiliates to cease or reduce doing business with the Company or its affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor or other business relation and the Company or its affiliate.

Mr. Silberhorn does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a participant in which the amount involved exceeds $120,000, nor has Mr. Silberhorn had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year. There are no family relationships to disclose with respect to Mr. Silberhorn reportable under Item 401(d) of Regulation S-K.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 15, 2020, the Company entered into a change in control agreement (the “Change in Control Agreement”) with Mr. Silberhorn. The Change in Control Agreement is effective as of January 4, 2021.

The Change in Control Agreement is a “double trigger” agreement. It provides that, in the event of a change in control of the Company, Mr. Silberhorn will have specific rights and receive specified benefits if Mr. Silberhorn’s employment is terminated without “cause” (as defined in the Change in Control Agreement) or Mr. Silberhorn voluntarily terminates his employment for “good reason” (as defined in the Change in Control Agreement) within two years after the change in control (the 10th business day following such employment termination date is referred to herein as the “Employment Termination Date”). In these circumstances, Mr. Silberhorn will receive a severance payment equal to two times his annual salary and target cash incentive bonus for the fiscal year (as calculated under the terms of the Change in Control Agreement). In addition, all options and restricted stock awards held by Mr. Silberhorn that have not vested by the Employment Termination Date will be immediately vested on such date. Following the Employment Termination Date, the Change in Control Agreement provides that, for a 24-month period following a change in control, the Company will continue to provide medical and dental insurance coverage for Mr. Silberhorn and his dependents or will reimburse Mr. Silberhorn for the cost of obtaining substantially similar benefits. No benefits will be paid to Mr. Silberhorn pursuant to the Change in Control Agreement unless Mr. Silberhorn executes and delivers to the Company a release of claims.

The Change in Control Agreement contains a “best-net-benefit” provision. This provides that, in the event that payments under the agreement trigger excise tax for Mr. Silberhorn, he has the option either of reducing the severance payment, if the net benefit is greater than paying the excise tax, or paying the excise tax himself.

During Mr. Silberhorn’s employment with the Company and for a 24-month period following Mr. Silberhorn’s Employment Termination Date, provided that the amounts owed to Mr. Silberhorn pursuant to the Change in Control Agreement have been paid, Mr. Silberhorn shall not: (1) solicit, directly or indirectly, any existing or prospective customers, vendors or suppliers of the Company or its affiliates for a purpose competitive to the Company’s business or to encourage such customers, vendors or suppliers to terminate business with the Company or its affiliates; (2) solicit, directly or indirectly, any employee of the Company or its affiliates to terminate his or her employment; or (3) engage in or carry on, directly or indirectly, in certain geographic markets a business competitive with the Company’s business.

The Change in Control Agreement continues through December 31 of each year and provides that it will be automatically extended for one-year terms prior to a change in control unless the Company gives prior notice of termination.

The foregoing description of the Change in Control Agreement is a summary and is qualified in its entirety by reference to the Change in Control Agreement, a form of which was filed as Exhibit 10.38 to the Company’s Annual Report on Form 10-K, which was filed with the Commission on April 30, 2018, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

(d) Election of Ty R. Silberhorn as a Director

As of December 15, 2020, the Board elected Ty R. Silberhorn to serve as a member of the Company’s Board, effective as of January 4, 2021. Mr. Silberhorn will receive no additional compensation for his service as a director. Other than as described above, there are no arrangements or understandings between Mr. Silberhorn and any other persons pursuant to which Mr. Silberhorn was selected as a director of the Company.

In connection with Mr. Silberhorn’s election as the Company’s Chief Executive Officer and his election to the Board, in accordance with the Transition Agreement between the Company and Mr. Puishys dated September 15, 2020, Mr. Puishys has submitted his resignation on December 15, 2020 from his positions as director and Chief Executive Officer of the Company, effective as of January 4, 2021.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement between Apogee Enterprises, Inc. and Ty R. Silberhorn, dated December 15, 2020.*

10.2	Form of Restricted Stock Award Agreement.*

10.3	Form of Change-in-Control Severance Agreement. Incorporated herein by reference to Exhibit 10.38 to the Company’s Annual Report on Form 10-K filed on April 30, 2018.

104	Cover Page interactive Data file (embedded within the Inline XBRL document).

*	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ Meghan M. Elliott
Meghan M. Elliott
Vice President, General Counsel and Secretary

Date: December 21, 2020